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Bank of America Corporation and Subsidiaries                     Exhibit 12(b)
Ratio of Earnings to Fixed Charges and Preferred Dividends

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
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                                                                                          Year Ended December 31
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(Dollars in millions)                                              2000        1999       1998        1997        1996        1995
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
Excluding Interest on Deposits

Income before income taxes                                      $ 11,788    $ 12,215    $  8,048   $ 10,556    $  9,311    $  8,377

Less: Equity in undistributed earnings
  of unconsolidated subsidiaries                                     (27)       (167)        162        (49)         (7)        (19)

Fixed charges:
     Interest expense (including capitalized interest)            13,806      10,084       9,479      8,219       7,082       6,354
     1/3 of net rent expense                                         368         342         335        302         282         275
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        Total fixed charges                                       14,174      10,426       9,814      8,521       7,364       6,629

Preferred dividend requirements                                        9          10          40        183         332         426
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Earnings (excluding capitalized interest)                       $ 25,935    $ 22,474    $ 18,024   $ 19,028    $ 16,668    $ 14,987
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Fixed charges and preferred dividends                           $ 14,183    $ 10,436    $  9,854   $  8,704    $  7,696    $  7,055
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Ratio of earnings to fixed charges and preferred dividends          1.83        2.15        1.83       2.19        2.17        2.12
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

===================================================================================================================================
                                                                                     Year Ended December 31
                                                                -------------------------------------------------------------------
(Dollars in millions)                                             2000       1999         1998      1997        1996         1995
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
Including Interest on Deposits

Income before income taxes                                      $ 11,788    $ 12,215    $  8,048   $ 10,556    $  9,311    $  8,377

Less: Equity in undistributed earnings
 of unconsolidated subsidiaries                                      (27)       (167)        162        (49)         (7)        (19)

Fixed charges:
     Interest expense (including capitalized interest)            24,816      19,086      20,290     18,903      16,682      16,369
     1/3 of net rent expense                                         368         342         335        302         282         275
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        Total fixed charges                                       25,184      19,428      20,625     19,205      16,964      16,644

Preferred dividend requirements                                        9          10          40        183         332         426
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Earnings (excluding capitalized interest)                       $ 36,945    $ 31,476    $ 28,835   $ 29,712    $ 26,268    $ 25,002
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Fixed charges and preferred dividends                           $ 25,193    $ 19,438    $ 20,665   $ 19,388    $ 17,296    $ 17,070
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Ratio of earnings to fixed charges and preferred dividends          1.47        1.62        1.40       1.53        1.52        1.46
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